Sun River Energy, Inc. Announces Participation in the 2011 Oil & Gas Conference

DALLAS, August 17, 2011Sun River Energy, Inc. (OTC:BB:SNRV) announced today its participation in the 2011 Oil and Gas Conference, hosted by EnerCom, Inc. being held in Denver, Colorado.  Sun River Energy, Inc.’s President and Chief Executive Officer, Donal R. Schmidt, Jr., will present a corporate overview on Thursday, August 18, 2011 at 1:30 p.m. (MT).  The presentation will be webcast live and will be available on Sun River Energy, Inc.’s website, www.snrv.com.

About Sun River Energy, Inc.:
Sun River Energy, Inc. is a Dallas-based, oil and gas exploration and production company.  For further information on the Company, please visit our website www.snrv.com.

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